Exhibit 3.311
[ILLEGIBLE]
ARTICLES OF INCORPORATION
of
PALM BEACH AMBULATORY SURGICAL CENTER, INC.
          The undersigned subscribers’ to these Articles of Incorporation, each a natural person competent to contract, hereby associate to form a corporation under the laws of the State of Florida.
ARTICLE I.
Name
          The name of the corporation is: PALM BEACH AMBULATORY SURGICAL CENTER, INC.
ARTICLE II.
Nature of Business
          The general nature of the business to be transacted by this corporation is to engage in any activity or business permitted under the laws of the United States and of the State of Florida.
ARTICLE III.
Capital Stock
          The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is Five Hundred (500) shares having a nominal value or par value of $10.00. Said stock shall be payable in cash, property, labor, or services at a just valuation to be fixed by the Board of Directors at a meeting for that purpose.
ARTICLE IV.
Capital
          The amount of capital with which the corporation shall begin business is not less than Five Hundred Dollars ($500.00).

ARTICLE V.
Term of Existence
This corporation is to exist perpetually.
ARTICLE VI.
Address
          The initial post office address of the principal office of this corporation in the State of Florida is:
Suite 320 Lewis State Bank
Tallahassee, Florida 32301
The principal office may from time to time be moved to any other address in Florida by approval of the Board of Directors.
ARTICLE VII
Directors
          The business of this corporation shall be initially managed by an initial Board of Directors. The corporation shall have one directors initially whose names and street addresses are as follows:

F. Philip Blank	Suite 320 Lewis State Bank Bldg.
Tallahassee, Florida 32301
ARTICLE VIII
Subscribers
          The names and post office addresses of each subscriber of these Articles of Incorporation are:

F. Philip Blank	Suite 320 Lewis State Bank Bldg.
Tallahassee, Florida 32301

ARTICLE IX
Amendments
     These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by it to the stockholders, and approved at the stockholder’s meeting by a majority of the stock entitled to vote thereunder unless all of the directors and all of the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.
ARTICLE X
Resident Agent
     The name and address of the Resident Agent upon whom service of process may be served is:
F. Philip Blank, Esquire
TUCKER & BLANK, P.A.
Suite 320 Lewis State Bank Bldg.
Tallahassee, Florida 32301
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as subscribers of PALM BEACH AMBULATORY SURGICAL CENTER, INC.
and acknowledge and file in the office of the Secretary of State of the State of Florida, the foregoing Articles of Incorporation this 1st day of April, 1982.

/s/ F. Philip Blank F. Philip Blank

CERTIFICATE DESIGNATING PLACE OF BUSINESS
OR DOMICILE FOR SERVICE OF PROCESS WITHIN
THE STATE, NAMING AGENT UPON WHOM PROCESS
MAY BE SERVED
     In pursuance of Chapter 48.091, Florida Statutes, 1977, the following is submitted:
     1. That PALM BEACH AMBULATORY SURGICAL CENTER, INC. deeming to organize under the laws of the State of Florida with its principal office as indicated in the Articles of Incorporation, at the City of Tallahassee, State of Florida, has named F. PHILIP BLANK, located at Suite 320 Lewis State Bank Building Tallahassee, Florida, 32301, as its agent to accept service of process within this State.
     HAVING been named to accept service of process for the above stated corporation, at place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of said act relative to keeping open said office.

/s/ [ILLEGIBLE] Resident Agent [ILLEGIBLE]

STATE OF FLORIDA	)
:
COUNTY OF LEON	)
     I HEREBY CERTIFY that on this day before me, a Notary Public duly authorized in the State and County named above to take acknowledgments, personally appeared
F. PHILIP BLANK
to me known to be the person described as the subscribers in and who executed the foregoing Articles of Incorporation, and acknowledged before me that he subscribed to those Articles of Incorporation.
     WITNESS my hand and official seal in the County and State named above on this 1st day of April, 1982.

/s/ Anne M. Singley Notary Public
Notary Public State of Florida at [ILLEGIBLE]
My Commission Expires Feb. 25, 19 [ILLEGIBLE]
[ILLEGIBLE]

# State of Florida

## Department of State

The charter number of this corporation is F77008.

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

George Firestone
Secretary of State

CER-101

I certify that the attached is a true and correct copy of the Articles of Amendment, filed on April 5,1985, to Articles of Incorporation for PALM BEACH AMBULATORY SURGICAL CENTER, INC., a Florida corporation, as shown by the records of this office. The charter number of this corporation is F77008. Given under my hand and the Great Seal of the State of florida, at Tallahassee, the Capital, this the 5th day of April, 1985.

ARTICLES OF AMENDMENT
OF
PALM BEACH AMBULATORY SURGICAL CENTER, INC.
(BY VOTE OF SHAREHOLDERS)
     Pursuant to Section 607.181 of the General Corporation Act of Florida, the undersigned corporation adopts these Articles of Amendment.
     FIRST: The name of the corporation is PALM BEACH AMBULATORY SURGICAL CENTER, INC.
     SECOND: The Articles of Incorporation of this corporation are amended by changing the Article numbered “III” so that, as amended, said Article shall read as follows:
     “The maximum number of shares of stock that this corporation is authorized to issue is Twenty Thousand (20,000), having a par value of $.10. Each outstanding share of capital stock of this corporation is exchanged and reclassified into Ten (10) shares.”
     THIRD: The Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 18th day of March, 1985.
     Signed this 2 day of April, 1985.

PALM BEACH AMBULATORY SURGICAL CENTER, INC.

By:	/s/ David R. Adamoli

Its:	EXECUTIVE VICE PRESIDENT

By:	/s/ Robert J. Zasa
Its:	ASSISTANT SECRETARY

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)
     The foregoing instrument was acknowledged before me this 2nd day of April, 1985, by

DAVID R. ADAMOLI,	EXECUTIVE VICE PRESIDENT
(Name of Officer)	(Title of Officer)

and	ROBERT J. ZASA,	ASSISTANT SECRETARY
	(Name of Officer)	(Title of officer)

of	PALM BEACH AMBULATORY SURGICAL CENTER, INC.
(Name of Corporation)
on behalf of the corporation.
     My commission expires November 5, 1986.

/s/ William Oblinger
Notary Public
William Oblinger

(SEAL)

FLORIDA DEPARTMENT OF STATE
Jim Smith
Secretary of State
August 11, 1989
CT Corporation System
1311 Executive Center Drive
Suite 200
Tallahassee, FL 32301
Re: Document Number F77008
Dear Sirs:
This will acknowledge receipt of your Amendment to the Articles of Incorporation for PALM BEACH AMBULATORY SURGICAL CENTER, INC., changing its name to SURGICARE OF FLORIDA, INC., a Florida corporation, which was filed on August 11, 1989. Your remittance totaling $20.00 has been received.
Should you have any questions regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.
ANNETTE J. HOGAN
Division of Corporations
Division of Corporations, PO Box 6327, Tallahassee, Florida 32314
CR2E042

FILED
1989 AUG 11 PM 1:20
[ILLEGIBLE]
ARTICLES OF AMENDMENT
OF
PALM BEACH AMBULATORY SURGICAL CENTER, INC.
     Pursuant to the General Corporation Act of Florida, the undersigned corporation adopts these Articles of Amendment to the Articles of Incorporation:
     1. The name of the corporation is Palm Beach Ambulatory Surgical Center, Inc.
     2. The adopted amendment is:
     Article I is adopted in its entirety to read in its entirety as follows:
     “The name of the corporation is Surgicare of Florida, Inc.”
3. The foregoing amendment was adopted August 10, 1989 by written consent of the sole shareholder of the corporation.

PALM BEACH AMBULATORY SURGICAL CENTER, INC.

By:	/s/ Emmett E. Moore
Emmett E. Moore, Vice President
ATTEST:

/s/ Jonathan R. Bond
Jonathan R. Bond, Asst. Sec.

[ILLEGIBLE]
State of Texas
County of Dallas
     The foregoing instrument was sworn to and acknowledged before me this 10th day of August, 1989, by Emmett E. Moore, Vice President, and Jonathan R. Bond, Asst. Secretary of Palm Beach Ambulatory Surgical Center on behalf of said corporation.

/s/ Alex Jenkins
Alex Jenkins
Notary Public in and for the State of Texas

My commission expires 6-18-90
[ILLEGIBLE]

June 5, 2006
FLORIDA DEPARTMENT OF STATE
Division of Corporations
SURGICARE OF FLORIDA, INC.
P.O. BOX 750
NASHVILLE, TN 37203US
Re: Document Number F77008
The Articles of Merger were filed May 31, 2006, effective June 1, 2006, for SURGICARE OF FLORIDA, INC., the surviving Florida entity.
The certification you requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H06000146545.
Should you have any further questions concerning this matter, please feel free to call (850) 245-6050, the Amendment Filing Section.

Marsha Thomas
Document Specialist
Division of Corporations	Letter Number: 306A00038666
P.O BOX 6327 — Tallahassee, Florida 32314

I certify the attached is a true and correct copy of the Articles of Merger, filed on May 31, 2006 effective June 1, 2006, for SURGICARE OF FLORIDA, INC., the surviving Florida entity, as shown by the records of this office. I further certify the document was electronically received under FAX audit number H06000146545. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below. The document number of this entity is F77008. Authentication Code: 306A00038666-060506-F77008 -1/1 Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Fifth day of June, 2006

COVER LETTER

TO:	Registration Section Division of Corporations

SUBJECT:	Surgicare of Florida, Inc.
(Name of Surviving Party)
Please return all correspondence concerning this matter to:

Dora A. Blackwood
(Contact Person)

HCA Management Services, L.P.
(Firm/Company)

One Park Plaza
(Address)

Nashville, TN 37203
(City, State and Zip Code)
For further information concerning this matter, please call:

Dora A. Blackwood	at	(615) 344-2162
(Name of Contact Person)		(Area Code and Daytime Telephone Number)

☑	Certified Copy (optional) $8.75

STREET ADDRESS:	MAILING ADDRESS:
Registration Section	Registration Section
Division of Corporations	Division of Corporations
Clifton Building	P. O. Box 6327
2661 Executive Center Circle	Tallahassee, FL 32314
Tallahassee, FL 32301

Articles of Merger
For
Florida Profit or Non-Profit Corporation
The following Articles of Merger are submitted to merge the following Florida Profit and/or Non-Profit Corporation(s) in accordance with s. 607.1109 or 617.0302, Florida Statutes.
FIRST: The exact name, form/entity type, and jurisdiction for each merging party are as follows:

Name	Jurisdiction	Form/Entity Type

Belleair Real Estate, LLC	Florida	Limited Liability Company

Surgicare of Florida, Inc.	Florida	Corporation

SECOND: The exact name, form/entity type, and jurisdiction of the surviving party are as follows:

Name	Jurisdiction	Form/Entity Type

Surgicare of Florida, Inc.	Florida	Corporation

THIRD: The attached plan of merger was approved by each domestic corporation, limited liability company, partnership and/or limited partnership that is a party to the merger in accordance with the applicable provisions of Chapters 607, 608,617, and/or 620, Florida Statutes.

1 of 7

FOURTH: The attached plan of merger was approved by each other business entity that is a party to the merger in accordance with the applicable laws of the state, country or jurisdiction under which such other business entity is formed, organized or incorporated.
FIFTH: If other than the date of filing, the effective date of the merger, which cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State:
     June 1, 2006 at 12:03 a.m.
SIXTH; If the surviving party is not formed, organized or incorporated under the laws of Florida, the survivor’s principal office address in its home state, country or jurisdiction is as follows:

SEVENTH: If the survivor is not formed, organized or incorporated under the laws of Florida, the survivor agrees to pay to any members with appraisal rights the amount, to which such members are entitled under ss.608.4351-608.43595, F.S.
EIGHTH: If the surviving party is an out-of-state entity not qualified to transact business in this state, the surviving entity:
a.) Lists the following street and mailing address of an office, which the Florida Department of State may use for the purposes of s. 48.181, F.S.:

Street address:

Mailing address:

2 of 7

b.) Appoints the Florida Secretary of State as its agent for service of process in a proceeding to enforce obligations of each limited liability company that merged into such entity, including any appraisal rights of its members under ss.608.4351-608.43595, Florida Statutes.
NINTH: Signature(s) for Each Party:

Typed or Printed
Name of Entity/Organization:	Signature(s):	Name of Individual:

Belleair Real Estate, LLC	/s/ Dora A. Blackwood	Dora A. Blackwood

Surgicare of Florida, Inc.	/s/ David L. Denson	David L. Denson

Corporations:	Chairman, Vice Chairman, President or Officer
(If no directors selected, signature of incorporator.)
General Partnerships:	Signature of a general partner or authorized person
Florida Limited Partnerships:	Signatures of all general partners
Non-Florida Limited Partnerships:	Signature of a general partner
Limited Liability Companies:	Signature of a member or authorized representative

Fees:	$35.00 Per Party
Certified Copy (optional):	$8.75

3 of 7

PLAN OF MERGER
     WHEREAS, Surgicare of Florida, Inc. (“Surviving Corporation”) is a corporation duly organized and validly existing under the laws of the State of Florida;
     WHEREAS, Belleair Real Estate, LLC (the “Terminated Company”) is a limited liability company duly organized and validly existing under the laws of the State of Florida; and
     WHEREAS, the Board of Directors and Sole Shareholder of Surviving Corporation and the Sole Member of Terminated Company have each determined that it is advisable that the Terminated Company merge with and into Surviving Corporation upon the terms and conditions herein provided (the “Plan of Merger”);
     NOW, THEREFORE, Surviving Corporation and the Terminated Company hereby agree to merge into a single corporation as follows:
     FIRST: Surviving Corporation and Terminated Company will file Articles of Merger and any other required documents to be executed and filed with the Secretary of State of the State of Florida pursuant to the applicable provisions of the Florida Statutes (the “Statutes”).
     SECOND: The Merger shall become effective at 12:03 a.m. on June 1, 2006, hereinafter referred to as the “Effective Time.”
     THIRD: All of the membership interest of the Terminated Company shall automatically be canceled. Each share of common stock of Surviving Corporation shall remain outstanding as a share of common stock of the Surviving Corporation.
     FOURTH: As of the Effective Time, the Terminated Company shall be merged with and into Surviving Corporation on the terms and conditions hereinafter set forth as permitted by and in accordance with the Statutes. Thereupon, the separate existence of the Terminated Company shall cease, and Surviving Corporation, as the surviving company, shall continue to exist under and be governed by the Statutes, and shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of Surviving Corporation and the Terminated Company, and all real property or other property of Surviving Corporation or the Terminated Company shall be vested in and be the property of Surviving Corporation without reversion or impairment; and all debts due to either Surviving Corporation or the Terminated Company shall be vested in and be the property of Surviving Corporation; and all debts, liabilities and duties of Surviving Corporation or the Terminated Company shall thenceforth attach to Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     FIFTH: The Certificate of Incorporation of Surviving Corporation in effect as of the Effective Time, but subject to change from time to time by the Board of Directors or the shareholders of Surviving Corporation, shall be the Certificate of Incorporation of the Surviving Corporation.
     SIXTH: The Bylaws of Surviving Corporation in effect as of the Effective Time, but subject to change from time to time by the Board of Directors or the shareholders of Surviving Corporation, shall be the Bylaws of the Surviving Corporation.
     SEVENTH: Surviving Corporation and the Terminated Company, by mutual consent, may amend, modify and supplement this Plan of Merger in such manner as may be agreed upon by them in writing at any time before or after approval hereof by the sole member of the Terminated Company or the shareholders of Surviving Corporation; provided, however, that no such amendment, modification or supplement shall affect the rights of the sole member of the Terminated Company or the shareholders of Surviving Corporation in a manner that is materially adverse to such member or shareholders. In addition, this Plan of Merger may be terminated and the Merger abandoned as provided in the Merger Agreement at any time prior to the Effective Time even though this Plan of Merger has been approved by the shareholders of Terminated Company and the shareholders of Surviving Corporation.